EXHIBIT 5.1

LOCKE LIDDELL & SAPP LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
214-740-8000 (Telephone)
214-740-8800 (Facsimile)

July 11, 2005

AmREIT
8 Greenway Plaza, Suite 1000
Houston, Texas 77045

     Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

     We have served as counsel to AmREIT, a Texas real estate investment trust (the “Company”), in connection with the registration of 1,000,000 class A common shares of beneficial interest, $.01 par value per share (the “Shares”), of the Company, covered by the above-referenced Registration Statement (the “Registration Statement”) to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof. The Shares may be issued from time to time pursuant to the AmREIT Dividend Reinvestment Plan (the “Plan”), as described under the heading “The Plan” in the form of prospectus included in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

     1. The Registration Statement;

     2. The Amended and Restated Declaration of Trust of the Company, as amended to date (the “Charter”);

     3. The Bylaws of the Company, as amended to date;

     4. A copy of the Plan;

     5. Resolutions adopted by the Board of Trust Managers of the Company relating to the authorization of the Plan and the sale and issuance of the Shares (the “Resolutions”); and

     6. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

AmREIT
June 24, 2005

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Document as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. Upon any issuance of the Shares, the total number of Class A common shares issued and outstanding will not exceed the total number of Class A common shares that the Company is then authorized to issue under the Charter. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a Texas real estate investment trust duly formed and existing under and by virtue of the laws of the State of Texas.

     2. The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefore in accordance with the Registration Statement, the Resolutions and the Plan, the Shares will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein. To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the Texas Real Estate Investment Trust Act and upon certificates from public officials or governmental offices of such state. We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading “Legal Matters” in the Prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely, Locke Liddell & Sapp LLP
By:
Bryan L. Goolsby, Partner